UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 11, 2017

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-31805

Delaware	22-3337365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, Suite 102 Greenvale, NY 11548
(Address and zip code of principal executive offices)

(877) 309-3357
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Power Efficiency Corporation

Form 8-K

January 11, 2017

Item 5.03 Amendment to Articles of Incorporation

On January 11, 2017, Power Efficiency Corporation filed a certificate of amendment to its Amended and Restated Certificate of Incorporation to effectuate a reverse stock split which will serve to combine each 15 shares of issued and outstanding shares of Common Stock into 1 share (“Reverse Split”).

The action was approved as of August 16, 2016. The Board has waited to implement the Reverse Split for various business reasons. Holders of more than a majority of our voting securities, including preferred stock and common stock, par value $0.001 per share (the “Common Stock”), who collectively own approximately 65% of the voting rights of our combined Common Stock and preferred stock either directly or indirectly (the “Voting Stockholders”) approved the Reverse Split by written consent pursuant to Section 242 of the Delaware General Business Corporation Law. The Amendment to the Amended and Restated Certificate of Incorporation was filed with the State of Delaware on January 11, 2017.

The Board of Directors has decided to effectuate the reverse split as of Tuesday, January 17, 2017 at 5:00 p.m (eastern time). Our stock symbol will temporarily be modified from PEFF to PEFF D on Wednesday, January 18, 2017 for 20 twenty days. Trading of the Company’s Common Stock will remain on the OTC Pink Sheets and trading will reflect the Reverse Split as of the morning of Wednesday, January 18, 2017.

As of August 16, 2016 (the “Record Date”) for the action by written consent, we had 128,302,666 shares of Common Stock issued and outstanding. Additionally, we had shares of Series B, C-1, D, and E preferred stock (collectively, the “Preferred Stock”), issued and outstanding, representing an additional 352,200,200 aggregate voting shares (pre Reverse Split figure). The Common Stock and our outstanding classes of Preferred Stock vote together as a single class and we received votes by written consent representing approximately 65% of the total voting securities in favor of the Reverse Split.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 189,052,666 outstanding as of January 9, 2017 to approximately 12,603,511 shares (subject to rounding fractional shares down to the next whole share). The conversion ratios of each class of Preferred Stock will be adjusted to reflect the Reverse Split. Our classes of Preferred Stock would be convertible into an aggregate of approximately 23,480,013 shares of Common Stock after the Reverse Split, as follows:

Class of Preferred Stock	Pre-Split Conversion	Post-Split Conversion

Series B	13,300,000	866,667

Series C-1	3,462,500	230,833

Series D	30,437,700	2,029,180

Series E	305,000,000	20,333,333

Our Class E Preferred Stock will automatically convert into Common Stock following the Reverse Split; the other classes will remain outstanding. The par value of our Common Stock (and all Preferred Stock) will remain $0.001 per share and the number of shares of Common Stock authorized to be issued will remain at the number authorized at the time the Reverse Split is effected, currently 350,000,000 shares. The current number of holders of record of our Common Stock is 162.

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A complete copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Form 8-K.

Item 8.01	Other Events

Form 10 Filing and Reporting Obligations

The Company’s Registration Statement on Form 10 became effective as of Monday, October 10, 2016. The Reverse Split was approved by our Board of Directors and the required voting stockholders prior to such time.

The Company’s management has been focused on developing its business plan and participating in particular energy management and development related projects, as well as the business operations of the Company, all with operating with minimal staffing and management.

The Company intends to file an amendment to its Form 10 as soon as possible in order to respond to SEC comments and to update the financial statements, management discussion and analysis and other information and business information. The new filing will include financial statements for the quarterly period ended June 30, 2016. In addition, we must update or file other periodic filings by the Company, including for the quarter ended September 30, 2016. We are delinquent in making such filings.

The Company has not generated any operating revenue since 2012, and did not generate any income or revenue during the fiscal year ended December 31, 2016.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
3.1	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Efficiency Corporation

By: /s/ Gary Weiss
Gary Weiss
Chief Executive Officer
Date: January 12, 2017

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation.

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